Nabi Biopharmaceuticals

EXHIBIT 32.1

SECTION 1350 CERTIFICATION

The undersigned officers of Nabi Biopharmaceuticals (the “Company”) hereby certify that, as of the date of this statement, the Company’s quarterly report on Form 10-Q/A for the quarter ended September 27, 2003 (the “Report”) fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934 and that, to the best of their knowledge, the information contained in the Report fairly presents, in all material respects, the financial condition of the Company as of September 27, 2003 and the results of operations of the Company for the three and nine months ended September 27, 2003.

The purpose of this certification is solely to comply with Title 18, Chapter 63, Section 1350 of the United States Code, as amended by Section 906 of the Sarbanes-Oxley Act of 2002. This statement is not “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Act or any other federal or state law or regulation.

Date: October 29, 2003	By: /s/ Thomas H. McLain Name: Thomas H. McLain Title: Chief Executive Officer

Date: October 29, 2003	By: /s/ Mark L. Smith Name: Mark L. Smith Title: Chief Financial Officer

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